UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2013

TRANSATLANTIC PETROLEUM LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-34574	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Akmerkez B Blok Kat 6 Nisbetiye Caddesi 34330 Etiler, Istanbul, Turkey	None
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +90 212 317 25 00

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 1, 2013, the Board of Directors of TransAtlantic Petroleum Ltd. (the “Company”), appointed Ian J. Delahunty to serve as the Company’s President, effective immediately.

Mr. Delahunty, age 33, joined the Company in 2008 as a Completions Engineer and served as the Company’s Vice President, Engineering from January 2010 to June 2012 and the Company’s Vice President, Business Development from June 2012 until January 2013. Prior to joining the Company, Mr. Delahunty worked as a Senior Engineer with Schlumberger Wireline, a division of Schlumberger Limited providing wireline services, in Vietnam and the United States from 2003 to 2006 and as a Completions Engineer with Occidental Petroleum Corporation, an international oil and gas exploration and production company, in the United States from 2006 to 2008. Mr. Delahunty holds a bachelor’s degree in engineering from the University of Texas at Austin and a degree in history from University College in Cork, Ireland.

As the Company’s President, Mr. Delahunty will be entitled to participate in the TransAtlantic Petroleum Ltd. 2009 Long-Term Incentive Plan and the Company’s 401(k), medical, dental and vision plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2013

TRANSATLANTIC PETROLEUM LTD.

	By:	/s/ Jeffrey S. Mecom

Jeffrey S. Mecom
Vice President and Corporate Secretary